UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 5, 2015

TERRAFORM GLOBAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-37528	47-1919173
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7550 Wisconsin Avenue, 9th Floor, Bethesda, Maryland 20814

(Address of principal executive offices, including zip code)

(240) 762-7700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Agreements with SunEdison, Inc. and Affiliates

In connection with the initial public offering by TerraForm Global, Inc. (the “Company”) of its Class A common stock covered by the Registration Statement on Form S-1 (File No. 333-203934) (the “Registration Statement”), the Company, as the sole managing member, entered into that certain Fourth Amended and Restated Limited Liability Company Agreement of TerraForm Global, LLC (“Global LLC”), dated as of August 5, 2015 (the “Global LLC Agreement”) with SunEdison Holdings Corporation (“SunEdison Holdings”), as the other member of Global LLC.

In addition, the Company entered into the following agreements in connection with the consummation of the Company’s initial public offering of its Class A common stock: (i) the Management Services Agreement, dated as of August 5, 2015 (the “MSA”), by and among the Company, Global LLC, TerraForm Global Operating, LLC, a wholly-owned subsidiary of Global LLC (“Global Operating”) and SunEdison, Inc. (“SunEdison”); (ii) the Repowering Services Agreement, dated as of August 5, 2015 (the “Repowering Services Agreement”), by and among the Company, Global LLC, Global Operating and SunEdison; (iii) the Exchange Agreement, dated as of August 5, 2015 (the “SunEdison Exchange Agreement”), by and among the Company, Global LLC and SunEdison; (iv) the Registration Rights Agreement, dated as of August 5, 2015 (the “SunEdison Registration Rights Agreement”), by and among the Company and SunEdison; and (v) the Project Investment Agreement, dated as of August 5, 2015 (the “Project Investment Agreement”), by and between the Company and SunEdison.

Global LLC entered into the following agreements in connection with the consummation of the Company’s initial public offering of its Class A common stock: (i) the Project Support Agreement, dated as of August 5, 2015 (the “Project Support Agreement”), by and among Global LLC and SunEdison and (ii) the Interest Payment Agreement, dated as of August 5, 2015 (the “Interest Payment Agreement”), by and among Global LLC, Global Operating, SunEdison and SunEdison Holdings.

Summaries of the material terms of the Global LLC Agreement, the MSA, the Repowering Services Agreement, the SunEdison Exchange Agreement, the SunEdison Registration Rights Agreement the Project Investment Agreement, the Project Support Agreement and the Interest Payment Agreement were previously reported (as defined by Rule 12b-2 under the Exchange Act of 1934) in the Registration Statement. Such summaries are qualified in their entirety by reference to the Global LLC Agreement, the MSA, the Repowering Services Agreement, the SunEdison Exchange Agreement, the SunEdison Registration Rights Agreement, the Project Investment Agreement, the Project Support Agreement and the Interest Payment Agreement filed herewith as Exhibits 4.1, 10.1, 10.2, 10.3, 10.4, 10.6, 10.7 and 10.8 respectively.

Private Placement Investors Registration Rights Agreement

The Company entered into the Registration Rights Agreement, dated as of August 5, 2015 (the “Private Placement Investors Registration Rights Agreement”), by and between the Company and certain private placement investors pursuant to which certain private placement investors are entitled to up to two demand long-form registration rights (provided that only one long-form registration may involve an underwritten offering and that the such investors shall only be entitled to request the second long-form registration at a time when the Company is not eligible to file a registration statement on Form S-3 for a secondary offering of equity securities) and up to five short-form registrations, the right to demand that a shelf registration statement be filed, and “piggyback” registration rights related to their shares of restricted Class A common stock. The right to sell shares of Class A common stock pursuant to the Private Placement Registration Rights Agreement is subject to a lock-up agreement between the investors party to the Registration Rights Agreement and the underwriters in this offering which, unless waived by J.P. Morgan Securities LLC, Barclays Capital Inc., Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC, will prevent such investors from exercising this right until January 27, 2016.

The foregoing is only a summary of the material terms of the Private Placement Registration Rights Agreement, and is qualified in its entirety by reference to the Private Placement Registration Rights Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.5 and incorporated by reference herein.

Revolving Credit Facility

In connection with this offering, Global Operating entered into the Credit Agreement governing the senior secured revolving credit facility (the “Credit Agreement”) with Goldman Sachs Bank USA, as Administrative Agent, Joint Lead Arranger and Joint Bookrunner, Barclays Bank PLC, Citigroup Global Markets Inc., Morgan Stanley Senior Funding, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC, as Joint Lead Arrangers and Joint Bookrunners, Barclays Bank PLC and J.P. Morgan Securities LLC, as Co-Syndication Agents, and Credit Suisse AG, Cayman Islands Branch, Société Générale and Sumitomo Mitsui Banking Corporation, as Co-Documentation Agent, and certain lenders. The Credit Agreement will be used for general corporate purposes and working capital requirements of Global LLC.

The Credit Agreement consists of a revolving credit facility in an amount of at least $485.0 million (available for revolving loans and letters of credit) and permits Global Operating to increase commitments to up to $750.0 million in the aggregate, subject to customary closing conditions. The Credit Agreement matures on the four-year anniversary of the closing date of such facility. Certain of Global Operating’s restricted subsidiaries (excluding non-recourse subsidiaries) and Global LLC are or will become guarantors under the Credit Agreement.

All outstanding amounts under the Credit Agreement bear interest initially at a rate per annum equal to, at Global Operating LLC’s option, either (i) a base rate plus a margin of 1.75% or (ii) a reserve adjusted Eurodollar rate plus a margin of 2.75%. After the fiscal quarter ended December 31, 2015, the applicable margin will be determined by reference to a leverage-based grid.

The Credit Agreement provides for voluntary prepayments, in whole or in part, subject to notice periods, and requires Global Operating to prepay outstanding borrowings in an amount equal to 100% of the net cash proceeds received by Global LLC or its restricted subsidiaries from the incurrence of indebtedness not permitted by the Credit Agreement by Global LLC or its restricted subsidiaries.

The Credit Agreement contains customary representations and warranties by Global LLC, Global Operating and certain of Global Operating’s subsidiaries, including, without limitation, representations and warranties related to: organization; requisite power and authority; qualification; equity interests and ownership; due authorization; no conflict; governmental consents; binding obligation; historical financial statements; projections; no material adverse effect; no restricted junior payments; adverse proceedings; payment of taxes; properties; environmental matters; no defaults; material contracts; governmental regulation; federal reserve regulations; the Securities Exchange Act of 1934, as amended; employee matters; employee benefit plans; certain fees; solvency; compliance with statutes; disclosure; anti-corruption laws and sanctions; and energy regulatory matters.

The Credit Agreement contains customary affirmative covenants, subject to exceptions, by Global LLC, Global Operating and certain of Global Operating’s subsidiaries, including, without limitation, covenants related to: financial statements and other reports (including notices of default and annual budgets); existence; payment of taxes and claims; maintenance of properties; insurance; books and records; inspections; lenders meetings; compliance with laws; environmental; subsidiaries; additional material real estate assets; further assurances; cash management systems; designation of subsidiaries; ratings; energy regulatory status; post-closing obligations and post-IPO reorganization. The Credit Agreement also contains customary negative covenants, subject to exceptions, applicable to Global LLC, Global Operating and certain of Global Operating’s subsidiaries, including, without limitation, covenants related to: indebtedness; liens; no further negative pledges; restricted junior payments; restrictions on subsidiary distributions; investments; fundamental changes; disposition of assets; silo structure; acquisitions; sales and leasebacks; transactions with shareholders and affiliates; conduct of business; permitted activities of certain credit parties; amendments or waivers of organizational documents; fiscal year; and use of proceeds.

The Credit Agreement contains a maximum leverage ratio and minimum debt service coverage ratio that will be tested quarterly.

The Credit Agreement, each guarantee and any interest rate, currency hedging or hedging of renewable energy credits obligations of Global Operating or any guarantor owed to the administrative agent, any arranger or any lender under the Credit Agreement is secured by first priority security interests in (i) all of Global Operating’s and each guarantor’s assets, (ii) 100% of the capital stock of each of Global Operating and certain of its restricted subsidiaries and (iii) all intercompany debt. Notwithstanding the foregoing, collateral under the Credit Agreement excludes the capital stock of non-recourse subsidiaries.

The foregoing is only a summary of the material terms of the Credit Agreement, and is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.9 and incorporated by reference herein.

9.75% Senior Notes due 2022

On August 5, 2015, Global Operating issued $810 million aggregate principal amount of 9.75% senior notes due 2022 (the “2022 Notes”), under an indenture, dated as of August 5, 2015, by and among Global Operating, Global, LLC and U.S. Bank National Association, as trustee (the “Indenture”). The 2022 Notes were issued in a private offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act and to persons outside of the United States pursuant to Regulation S under the Securities Act, at a purchase price equal to 98.753% of the principal amount thereof.

Global Operating intends to use the net proceeds of the offering of the Notes to fund, in whole or in part, renewable energy projects (“Eligible Green Projects”), which include financing or refinancing of, or investments in, equipment and systems which generate or facilitate the generation of energy from renewable sources, such as solar, wind and hydroelectric energy.

The 2022 Notes are unsecured senior obligations of Global Operating and will mature on August 15, 2022. The 2022 Notes bear interest at a rate of 9.75% per annum. Interest on the Notes is payable semiannually to holders of record at the close of business on February 1 or August 1 immediately preceding the interest payment date on February 15 and August 15 of each year, commencing February 15, 2016. The 2022 Notes mature on August 15, 2022

On the issue date, the 2022 Notes are guaranteed, jointly and severally, by the Global LLC. Following the issue date, the Notes will be guaranteed by any future domestic subsidiaries of Global LLC that guarantee Global Operating’s Credit Agreement or any other material indebtedness. The Company is not a guarantor of the 2022 Notes.

On or after August 15, 2018, Global Operating may, on one or more occasions redeem all or any part of the 2022 Notes, at the redemption prices set forth in the Indenture, plus accrued and unpaid interest to the redemption date. In addition, prior to August 15, 2018, Global Operating may, on one or more occasions redeem (1) all or any part of the 2022 Notes, at a redemption price equal to 100% of the principal amount of such 2022 Notes redeemed plus a “make-whole” premium as of, and accrued and unpaid interest to, the applicable redemption date and/or (2) up to 35% of the original aggregate principal amount of the 2022 Notes (calculated after giving effect to any issuance of additional 2022 Notes) with the net cash proceeds of one or more equity offerings, at a redemption price of 109.75% of such 2022 Notes redeemed, plus accrued and unpaid interest to the redemption date; provided, however, that at least 65% of the original aggregate principal amount of the 2022 Notes (calculated after giving effect to any issuance of additional 2022 Notes) remains outstanding after each such redemption.

Upon the occurrence of a change of control, as defined in the Indenture, Global Operating must offer to repurchase the 2022 Notes at 101% of the applicable principal amount, plus accrued and unpaid interest and additional interest, if any, to the repurchase date.

The Indenture contains customary negative covenants, subject to a number of important exceptions and qualifications, applicable to Global LLC, Global Operating and its restricted subsidiaries, including, without limitation, covenants related to: indebtedness, disqualified stock and preferred stock; dividends and distributions to stockholders and parent entities; repurchase and redemption of capital stock; investments and acquisitions; transactions with affiliates; liens; mergers, consolidations and transfers of substantially all assets; transfer or sale of assets, including capital stock of subsidiaries; and prepayment, redemption or repurchase of indebtedness subordinated to the 2022 Notes. Upon the 2022 Notes receiving an investment grade rating from at least two of Standard & Poor’s Ratings Services, Moody’s Investors Service, Inc. and Fitch Ratings Ltd., and no default has occurred and is continuing under the Indenture, Global LLC, Global Operating and its restricted subsidiaries will permanently cease to be subject to certain of such covenants.

The Indenture also provides for customary events of default which, if any of them occurs, would permit or require the principal of and accrued interest on the 2022 Notes to become or to be declared due and payable.

The foregoing is only a summary of the material terms of the Indenture, and is qualified in its entirety by reference to the Indenture, a copy of which is attached to this Current Report on Form 8-K as Exhibit 4.2 and incorporated by reference herein.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On August 6, 2015, the Company closed the acquisition of an additional 41.3% interest in the solar projects Soutpan and Witkop located in South Africa and currently owned by an affiliate of Chint Solar (Zhejiang) Co., Ltd., representing 32.6 MW in the aggregate, for $38.7 million in cash (the “Chint-Soutpan/Witkop Transaction”). A summary of the Chint-Soutpan/Witkop Transaction, along with historical and pro-forma financial information, was previously reported (as defined by Rule 12b-2 under the Exchange Act of 1934) in the Registration Statement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant.

The disclosures under Item 1.01 of this Current Report on Form 8-K relating to the Credit Agreement and the Senior Notes are also responsive to Item 2.03 of this report and are incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

August 5, 2015, the Company, sold 4,499,998 shares of its Class A common stock at a price of $15.00 (collectively the “Private Placements”) resulting in net proceeds to the company of $62.8 million. The Private Placements closed concurrently with the closing of the Company’s initial public offering of shares of its Class A common stock. The sales and issuances of the units and shares were made in reliance on Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder. Each of investors purchasing shares of in the Private Placements represented that it was an institutional “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the Securities Act or a “qualified institutional buyer” as defined in Rule 144A promulgated under the Securities Act, and that it had such knowledge and experience in financial or business matters that such purchaser was capable of evaluating the merits and risk of an investment in our securities. In addition, the securities to be issued in connection with these transactions will bear a restrictive legend that prohibits their transfer without registration under the Securities Act unless an exemption is available.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 5, 2015, Hanif “Wally” Dahya, Mark Florian, Mark Lerdal, Francisco “Pancho” Perez Gundin and Steven Tesoriere were appointed to the Company’s board of directors. Information regarding the committees upon which such directors are expected to serve, related party transactions involving any of such directors and the compensation plans in which such directors participate were previously reported (as defined by Rule 12b-2 under the Exchange Act of 1934) in the Registration Statement.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 5, 2015, in connection the closing of the initial public offering, the Company filed with the Secretary of State of Delaware an amended and restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”) and adopted amended and restated Bylaws (the “Amended and Restated Bylaws”) to effect, among other things, a 469.2408 for one stock split of our Class B common stock and a 178.8491 for one stock split of our Class C common stock and other changes to the authorized capitalization of the Company.

Upon the closing of the IPO, the total amount of the authorized capital stock consists of 3,550,000,000 shares, consisting of (i) 50,000,000 shares of Preferred Stock, par value $0.01 per share, (ii) 2,750,000,000 shares of Class A common stock, par value $0.01 per share, (iii) 200,000,000 shares of Class B common stock, par value $0.01 per share and (iv) 550,000,000 shares of Class B1 common stock, par value $0.01 per share. The Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws were also amended to contain provisions that may delay, defer or discourage another party from acquiring control of the Company, including, among other items, authorized undesignated preferred stock and super priority voting for the holders of the Company’s Class B common stock.

The foregoing is only a summary of the material terms of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws and does not purport to be complete, and is qualified in its entirety by reference to the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, which are attached to this Current Report on Form 8-K as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The Exhibit Index attached to this Form 8-K is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TerraForm Power, Inc.

By:	/s/ Yana Kravtsova
Yana Kravtsova Senior Vice President, General Counsel and Secretary

August 6, 2015

EXHIBIT INDEX

Exhibit No.	Document

3.1	Amended and Restated Certificate of Incorporation of TerraForm Global, Inc., dated as of August 5, 2015.

3.2	Amended and Restated Bylaws of TerraForm Global, Inc., dated as of August 5, 2014.

4.1	Fourth Amended and Restated Operating Agreement of TerraForm Global, LLC, dated as of August 5, 2014.

4.2	Indenture, dated as of August 5, 2015, by and among TerraForm Global Operating, LLC, TerraForm Global, LLC and U.S. Bank National Association, as trustee.

4.3	Form of 9.75% Senior Notes due 2022 (incorporated by reference to Exhibit 4.2 filed herewith).

10.1	Management Services Agreement, dated as of August 5, 2015, by and among TerraForm Global, Inc. TerraForm Global, LLC, TerraForm Global Operating, LLC and SunEdison, Inc.

10.2	Repowering Services Agreement, dated as of August 5, 2015, by and among TerraForm Global, Inc., TerraForm Global, LLC, TerraForm Global Operating, LLC and SunEdison, Inc.

10.3	Exchange Agreement, dated as of August 5, 2015, by and among TerraForm Global, Inc., TerraForm Global, LLC and SunEdison, Inc.

10.4	Registration Rights Agreement, dated as of August 5, 2015, by and between SunEdison, Inc. and TerraForm Global, Inc.

10.5	Registration Rights Agreement, dated as of August 5, 2015, by and between TerraForm Global, Inc. and the investors named therein.

10.6	Project Investment Agreement, dated as of August 5, 2015, by and between TerraForm Global, Inc. and SunEdison, Inc.

10.7	Project Support Agreement, dated as of August 5, 2015, by and between TerraForm Global, LLC and SunEdison, Inc.

10.8	Interest Payment Agreement, dated as of August 5, 2015, by and among TerraForm Global, LLC, TerraForm Global Operating, LLC, SunEdison Holdings Corporation and SunEdison, Inc.

10.9	Credit and Guaranty Agreement, dated as of August 5, 2015, by and among TerraForm Global Operating, LLC, TerraForm Global, LLC, Goldman Sachs Bank USA, as administrative agent, collateral agent, join lead arranger and joint bookrunner, Goldman Sachs Bank USA, J.P. Morgan Securities LLC, Barclays Bank PLC, Citigroup Global Markets Inc., Morgan Stanley Senior Funding, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Deutsche Bank Securities Inc., as joint lead arrangers and joint bookrunners and Barclays Bank PLC and J.P. Morgan Securities LLC, as co-syndication agents.